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                                                                Exhibit 23(b)




INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Registration Statement of Merrill Lynch & Co., Inc. (the "Company") on Form S-8 of our reports dated February 26, 1996, appearing in and incorporated by reference in the Annual Report on Form 10-K of the Company for the year ended December 29, 1995 and to the reference to us under the heading "Experts" in the Prospectus, which is a part of this Registration Statement. We also consent to the incorporation by reference in this Registration Statement of our report dated February 26, 1996, appearing as Exhibit 99(ii) in the Company's Current Report on Form 8-K dated March 12, 1996, relating to the Selected Financial Data under the captions "Operating Results", "Financial Position" and "Common Share Data" for each of the five years in the period ended December 29, 1995 included in the 1995 Annual Report to Stockholders of the Company.


December 27, 1996

Deloitte & Touche LLP
New York, New York